Exhibit 99.1

Super Micro Computer, Inc. Announces 3rd Quarter 2012 Financial Results

SAN JOSE, Calif., April 24, 2012 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter fiscal 2012 financial results for the quarter ended March 31, 2012.

Fiscal 3rd Quarter Highlights

•	Quarterly net sales of $240.2 million, down 3.9% from the second quarter of fiscal year 2012 and up 2.5% from the same quarter of last year.

•	Net income of $7.1 million, down 19.3% from the second quarter of fiscal year 2012 and down 33.8% from the same quarter of last year.

•	Gross margin of 17.0%, down from 17.1% in the second quarter of fiscal year 2012 and up 0.8% from the same quarter of last year.

•	Server Solutions accounted for 48.5% of net sales compared with 44.0% in the second quarter of fiscal year 2012 and 31.8% in the same quarter of last year.

Net sales for the third quarter ended March 31, 2012 totaled $240.2 million, down 3.9% from $249.9 million in the second quarter of fiscal year 2012. No customer accounted for more than 10% of net sales during the quarter ended March 31, 2012.

Net income for the third quarter of fiscal year 2012 was $7.1 million or $0.16 per diluted share, a decrease of 33.8% from the net income of $10.7 million, or $0.25 per diluted share in the same period a year ago. Included in net income for the quarter is $2.6 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the third quarter was $8.8 million, or $0.19 per diluted share, compared to non-GAAP net income of $12.3 million, or $0.28 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2012 by $2.4 million or $0.06 per diluted share.

Gross margin for the third quarter was 17.0% compared to 16.2% in the same period a year ago. Non-GAAP gross margin for the third quarter was 17.0% compared to 16.2% in the same period a year ago. Non-GAAP gross margin was 17.1% for the second quarter of fiscal year 2012.

The Company’s cash and cash equivalents and short and long term investments at March 31, 2012 were $92.2 million compared to $75.2 million at June 30, 2011. Free cash flow in the nine months ended March 31, 2012 was $0.2 million.

Business Outlook & Management Commentary

The Company expects net sales of $280 million to $310 million for the fourth quarter of fiscal year 2012 ending June 30, 2012. The Company expects non-GAAP earnings per diluted share of approximately $0.27 to $0.32 for the fourth quarter.

“We are pleased that we grew revenue year over year in a seasonally soft quarter despite the headwinds of the hard drive shortage and pause in purchasing leading up the Sandy Bridge technology transition. We saw improvement in our system sales to 48.5% and as a result our gross margins held steady,” said Charles Liang, CEO of Supermicro. “With the worst of the hard drive shortage behind us and the recent strong launch of Sandy Bridge we are looking forward to a much stronger growth in the remainder of calendar 2012. Our R&D investment while higher than expected in the new Sandy Bridge generation product lines has well positioned us ahead of competition with the broadest product offering in the industry. A new server refresh cycle is beginning and with our new product architectures and our data center optimized product such as the Fat Twin leading the server industry’s innovation, we expect our upcoming performance to be strong.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-877-719-9786 (international callers dial 1-719-325-4904) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, May 8, 2012 by dialing 1-877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 6746870. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro® (NASDAQ: SMCI), a global leader in high-performance, high-efficiency server technology innovation is a premier provider of end-to-end green computing solutions for Enterprise IT, Datacenter, Cloud Computing, HPC and Embedded Systems worldwide. Supermicro’s advanced server Building Block Solutions® offers a vast array of modular, interoperable components for building energy-efficient, application-optimized computing solutions. This broad line of products includes servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage technologies, networking solutions and SuperRack® cabinets/accessories. Architecture innovations include Twin Architecture, SuperServer®, SuperBlade®, MicroCloud, Super Storage Bridge Bay (SBB), Double-Sided Storage™, Universal I/O (UIO) and WIO expansion technology all of which deliver unrivaled performance and value. Supermicro is committed to protecting the environment through its “We Keep IT Green®” initiative by providing customers with the most energy-efficient, environmentally-friendly solutions available on the market. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

Supermicro, Building Block Solutions, SuperServer, SuperBlade, SuperRack, Double-Sided Storage and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2012	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$88,861	$69,943
Accounts receivable, net	100,980	85,005
Inventory, net	228,933	192,711
Deferred income taxes – current	11,832	10,250
Prepaid income taxes	4,032	7,207
Prepaid expenses and other current assets	5,416	4,506

Total current assets	440,054	369,622
Long-term investments	3,269	5,188
Property, plant and equipment, net	96,301	74,438
Deferred income taxes – noncurrent	3,267	2,792
Other assets	5,227	12,580

Total assets	$548,118	$464,620

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$142,156	$113,340
Accrued liabilities	28,927	25,816
Income taxes payable	1,322	936
Short-term debt	10,137	—
Current portion of long-term debt	2,800	555

Total current liabilities	185,342	140,647

Long term debt-net of current portion	23,179	27,596
Other long-term liabilities	10,744	9,120

Total liabilities	219,265	177,363
Stockholders’ equity:
Common stock and additional paid-in capital	139,851	122,693
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(109)	(204)
Retained earnings	191,141	166,798

Total stockholders’ equity	328,853	287,257

Total liabilities and stockholders’ equity	$548,118	$464,620

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Net sales	$240,178	$234,288	$737,978	$682,279
Cost of sales	199,449	196,432	615,009	571,207

Gross profit	40,729	37,856	122,969	111,072
Operating expenses:
Research and development	17,162	12,202	46,643	34,945
Sales and marketing	8,175	6,538	23,917	19,447
General and administrative	5,802	3,958	15,587	12,589

Total operating expenses	31,139	22,698	86,147	66,981

Income from operations	9,590	15,158	36,822	44,091
Interest and other income, net	9	21	46	56
Interest expense	(189)	(161)	(556)	(489)

Income before income tax provision	9,410	15,018	36,312	43,658
Income tax provision	2,333	4,322	11,969	14,176

Net income	$7,077	$10,696	$24,343	$29,482

Net income per common share:
Basic	$0.17	$0.28	$0.59	$0.77

Diluted	$0.16	$0.25	$0.55	$0.69

Weighted-average shares used in calculation of net income per common share:
Basic (a)	41,126	38,269	40,679	37,674

Diluted (b)	44,610	42,854	43,957	41,979

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Nine Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Cost of sales	$183	$203	$591	$570
Research and development	1,394	1,082	3,994	2,874
Sales and marketing	397	255	1,037	786
General and administrative	619	528	1,808	1,492

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2012	2011
OPERATING ACTIVITIES:
Net income	$24,343	$29,482
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	5,114	3,990
Stock-based compensation expense	7,430	5,722
Excess tax benefits from stock-based compensation	(1,907)	(1,824)
Allowance for doubtful accounts	203	578
Allowance for sales returns	5,605	3,844
Provision for inventory	5,686	1,592
Deferred income taxes, net	(2,082)	2,359
Changes in operating assets and liabilities:
Accounts receivable, net	(21,783)	(11,225)
Inventory	(41,908)	(71,649)
Prepaid expenses and other assets	(2,713)	(3,651)
Accounts payable	29,424	32,795
Income taxes payable/receivable, net	6,704	740
Accrued liabilities	3,266	3,804
Other long-term liabilities	1,646	1,681

Net cash provided by (used in) operating activities	19,028	(1,762)

INVESTING ACTIVITIES:
Proceeds from investments	2,075	1,300
Purchases of property, plant and equipment	(21,710)	(10,561)
Restricted cash	(39)	(117)
Land payment (refund)	2,868	(9,020)

Net cash used in investing activities	(16,806)	(18,398)

FINANCING ACTIVITIES:
Proceeds from debt	32,696	23,542
Repayment of debt	(24,662)	(13,993)
Proceeds from exercise of stock options	7,694	5,961
Excess tax benefits from stock-based compensation	1,907	1,824
Payment of obligations under capital leases	(26)	(52)
Payment under receivable financing arrangements	(194)	(236)
Minimum tax withholding paid on behalf of officers and an employee for restricted stock awards	(1,109)	(1,434)

Net cash provided by financing activities	16,306	15,612

Effect of exchange rate fluctuations on cash	390	—
Net increase (decrease) in cash and cash equivalents	18,918	(4,548)
Cash and cash equivalents at beginning of period	69,943	72,644

Cash and cash equivalents at end of period	$88,861	$68,096

Supplemental disclosure of cash flow information:
Cash paid for interest	$545	$454
Cash paid for taxes, net of refunds	$6,301	$9,506
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$874	$822
Deposit applied to property acquisition	$5,867	$—
Equipment purchased under capital leases	$7	$46

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
GAAP GROSS PROFIT	$40,729	$37,856	$122,969	$111,072
Add back stock-based compensation (c)	183	203	591	570

Non-GAAP GROSS PROFIT	$40,912	$38,059	$123,560	$111,642

GAAP GROSS MARGIN	17.0%	16.2%	16.7%	16.3%
Add back stock-based compensation (c)	0.0%	0.0%	0.0%	0.1%

Non-GAAP GROSS MARGIN	17.0%	16.2%	16.7%	16.4%

GAAP INCOME FROM OPERATIONS	$9,590	$15,158	$36,822	$44,091
Add back stock-based compensation (c)	2,593	2,068	7,430	5,722
Add back provision for litigation loss (d)	—	—	—	729

Non-GAAP INCOME FROM OPERATIONS	$12,183	$17,226	$44,252	$50,542

GAAP NET INCOME	$7,077	$10,696	$24,343	$29,482
Add back stock-based compensation (c)	2,593	2,068	7,430	5,722
Add back provision for litigation loss (d)	—	—	—	729
Add back adjustments to tax provision (e)	(860)	(505)	(1,313)	(1,075)

Non-GAAP NET INCOME	$8,810	$12,259	$30,460	$34,858

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.17	$0.28	$0.59	$0.77
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.04	0.04	0.15	0.14

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.21	$0.32	$0.74	$0.91

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.16	$0.25	$0.55	$0.69
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.03	0.03	0.13	0.12

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.19	$0.28	$0.68	$0.81

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP (h)	41,126	38,269	40,679	37,674

BASIC – Non-GAAP (i)	41,486	38,808	41,075	38,324

DILUTED – GAAP (h)	44,610	42,854	43,957	41,979

DILUTED – Non-GAAP (i)	45,501	43,982	44,824	43,124

(a)	Approximately $61,000 and $235,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and nine months ended March 31, 2012, respectively, and approximately $149,000 and $500,000 for the three and nine months ended March 31, 2011, respectively.
(b)	Approximately $57,000 and $217,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and nine months ended March 31, 2012, respectively, and approximately $133,000 and $449,000 for the three and nine months ended March 31, 2011, respectively.
(c)	Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three and nine months ended March 31, 2012 and 2011.
(d)	Provision for litigation costs for the nine months ended March 31, 2011 was related to a settlement of a patent litigation in September 2010.
(e)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 26.6% and 30.4% for the three and nine months ended March 31, 2012, respectively, and 28.3% and 30.4% for the three and nine months ended March 31, 2011, respectively.
(f)	Approximately $76,000 and $294,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2012, respectively, and approximately $170,000 and $591,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP basic net income per common share for the three and nine months ended March 31, 2011, respectively.
(g)	Approximately $70,000 and $269,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2012, respectively, and approximately $150,000 and $525,000 of undistributed earnings allocated to participating securities were included in the determination of Non-GAAP diluted net income per common share for the three and nine months ended March 31, 2011, respectively.
(h)	359,282 and 395,863 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2012, respectively. 538,923 and 649,616 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and nine months ended March 31, 2011, respectively.
(i)	359,282 and 395,863 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and nine months ended March 31, 2012, respectively. 538,923 and 649,616 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and nine months ended March 31, 2011, respectively.

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com

SMCI-F